INDEPENDENT AUDITORS' CONSENT

We refer to the Form 10-SB Registration Statement of Big Cat Mining Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit reported dated June 6, 2002 in connection with the preparation of the Form 10-SB. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.
/s/"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

June 12, 2002

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172